Exhibit 10.51.1
AMENDMENT NO. 1 TO MASTER LEASE AGREEMENT


     THIS AMENDMENT NO. 1 TO MASTER LEASE AGREEMENT (the "Amendment" ) is made as of the 29th day of August, 1997, by and between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ( "Lessor" ), and THE CONNECTICUT LIGHT AND POWER COMPANY ( "Lessee" ).

     The parties have heretofore entered into that certain Master Lease Agreement dated as of June 21, 1996 (the "Lease" ). Pursuant to the Lease, the parties have executed those certain Equipment Schedules Nos. 001 and 002, each dated June 21, 1996 (the "Equipment Schedules" ).

     The parties desire to amend the Lease and the Equipment Schedules as hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   The Lease is amended as follows:

          (a)  In Section IV(b), each reference to  "chief financial officer"

is changed to  "Treasurer, Assistant Treasurer or any Vice President."

          (b)  In Section XVI(c)(2), Clauses (ii) and (iii) are deleted and
the following substituted in lieu thereof:   "(ii) 0.31:1.00 for fiscal year
1997, and (iii) 0.32:1.00 for fiscal year 1998 and each fiscal year thereafter."

          (c) In Section XVI(c)(3), Clauses (i) and (ii) are deleted and the following substituted in lieu thereof:

     "(i) 1.25:1.00 for the fourth quarter of fiscal year 1997, (ii) 1.50:1.00 for the first and second quarters of fiscal year 1998, (iii) 2.00:1.00 for the third quarter of fiscal year 1998, (iv) 2.50:1.00 for the fourth quarter of fiscal year 1998, (v) 2.50:1.00 for the first and second quarters of fiscal year 1999, and (vi) 3.50:1.00 for the third and fourth quarters of fiscal year 1999 and each fiscal year thereafter."

          (d) Section XVII(b) is amended by adding the following language to the end thereof:

     ", and (not later than August 31, 1997) Lessee shall purchase and grant to Lessor a first priority security interest in two certificates of deposit issued by KeyBank National Association or such other commercial bank as reasonably is acceptable to Lessor, each in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for an initial term of six (6) months providing for automatic renewal upon the expiration of the initial and subsequent renewal terms (collectively, the "Certificates of Deposit" ) and all proceeds and replacements thereof (the "Collateral" ), and Lessee shall cause such Certificates of Deposit to be delivered to Lessor to be held as collateral security hereunder and shall execute and deliver to Lessor a Collateral Assignment Agreement in substantially the form attached hereto as Exhibit No. 2, such Uniform Commercial Code financing statements (to be filed at Lessee's expense) and other documents and instruments as reasonably may be required by Lessor to perfect the security interest of Lessor in the Collateral. At its option, Lessee may notify Lessor to renew the Certificates of Deposit for a period other than six (6) months but not less than one (1) month and, provided that no Default has then occurred, Lessor agrees to renew the Certificates of Deposit for the term specified by Lessee. At such time as Lessee's credit rating by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. ( "S&P" ) is BBB- or better or by Moody's Investors Service, Inc. ( "Moody's" ) is Baa3 or better, then Lessor shall release one of the Certificates of Deposit and shall terminate its security interest therein. At such time as Lessee's credit rating by both S&P is BBB- or better and by Moody's is Baa3 or better, then Lessor shall release the second Certificate of Deposit and shall terminate its security interest therein."

     2. The Equipment Schedules are amended by deleting the second sentence of the definition of the term "Interest Rate" in Paragraph C, and substituting the following in lieu thereof:

     "If during the Basic Term, Lessee's credit rating for senior secured debt is downgraded or upgraded by either Standard & Poor s Ratings Group, a Division of McGraw-Hill, Inc. ( "S&P" ) or Moody's Investors Service, Inc. ( "Moody's"), then the Interest Rate shall mean that percentage per annum calculated as the sum of (x) the LIBOR Rate redetermined monthly, plus (y) one hundred (100) basis points if Lessee carries both a S&P BBB and Moody's Baa2 credit rating; one hundred twenty-five (125) basis points if Lessee carries both a S&P BBB- and Moody's Baa3 credit rating; one hundred fifty-five (155) basis points if Lessee carries either a S&P BB+ or higher credit rating, or Moody's Ba1 or higher credit rating (but does not satisfy either of the combined credit rating standards previously set forth in this clause (y)); one hundred eighty (180) basis points if Lessee carries either a S&P BB or Moody's Ba2 credit rating; two hundred five (205) basis points if Lessee carries either a S&P BB- or Moody's Ba3 credit rating; and two hundred thirty (230) basis points if Lessee carries either a S&P B+ or lower credit rating or Moody's B1 or lower credit rating."

     3. The effectiveness of the amendments set forth herein is conditioned upon payment by Lessee to Lessor of a fee in the amount of $161,023.00. Except as expressly set forth herein, the terms and conditions of the Lease and the Equipment Schedules remain unmodified and in full force and effect.

     4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Master Lease Agreement to be executed by their duly authorized representatives of the date first above written.

LESSOR:                       LESSEE:
GENERAL ELECTRIC CAPITAL      THE CONNECTICUT LIGHT AND POWER
CORPORATION, FOR ITSELF AND   COMPANY
AS AGENT FOR CERTAIN
PARTICIPANTS
By:  /s/Dennis Grove          By: /s/David R. McHale
Name: Dennis Grove            Name: David R. McHale
Title: Credit Manager         Title: Assistant Treasurer

                              EXHIBIT NO. 2

                     COLLATERAL ASSIGNMENT AGREEMENT


THE CONNECTICUT LIGHT AND POWER COMPANY ("Lessee") does hereby assign, pledge and grant a security interest to GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, its successors and assigns ("Lessor"), in all of its right, title and interest in and to the Certificates of Deposit referenced in Schedule A now or hereafter attached hereto, and all additions, substitutions, replacements and renewals thereof (the "Certificates"), issued by KeyBank National Association (the "Financial Institution"), together with all funds (including principal and accrued interest) now and at any time hereafter represented by the Certificates and all rights, powers and privileges incident to the Certificates, and all proceeds (cash and non-cash) thereof (but without power of disposition) (the "Collateral") as security and collateral for (i) the prompt payment of all indebtedness, liabilities and obligations of the Lessee to Lessor due or becoming due under that certain Master Lease Agreement dated as of June 21, 1996 (and any extensions, amendments, modifications or supplements thereto) (the "Lease"), by and between Lessor, as lessor, and the Lessee, as lessee, and (ii) the prompt performance as and when due of all terms, conditions and provisions of the Lease (hereafter collectively referred to as the "Obligations").

     Lessor is hereby authorized to execute at any time and from time to time on behalf of the Lessee, so long as the collateral assignment effected herein remains effective, all of the powers, privileges and rights incident to or granted with ownership of the Certificates, including, without limitation, the right to renew the Certificates or to extend their maturities upon any terms satisfactory to Lessor which are substantially similar to the terms of the original Certificates of Deposit and at such interest rates as are generally offered by the Financial Institution for certificates of deposit in the amount and for the term of the renewal Certificates of Deposit. At the end of the initial six (6) month term of the Certificates of Deposit, and at the end of each subsequent renewal thereof, at its option, Lessee may notify Lessor to renew the Certificates of Deposit for any period other than six (6) months, but not less than one (1) month.

     The Lessee hereby consents that at any time and from time to time and with or without further consideration, Lessor may, without notice to and further consent of the Lessee and without in any manner affecting, impairing, lessening and releasing this Assignment, renew, extend, change the manner, time, place and terms of payment or, sell, exchange, release, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Obligations; (b) all or any part of any property at any time securing all or any part of the Obligations; and (c) any party (including, without limitation, the Lessee) at any time primarily or secondarily liable for all or any part of the Obligations.

     Notwithstanding this Assignment, all interest accruing with respect to the Certificates shall be paid directly by the Financial Institution to the Lessee, unless and until Lessor provides written notice to the Financial Institution of the occurrence of an Event of Default (as hereinafter defined).

     After the occurrence of a Default (as such term is defined in the Lease) (an "Event of Default"), Lessor may and is hereby authorized to endorse, present for payment, redeem, demand for, withdraw and receive from the Financial Institution, and the Financial Institution is hereby authorized and directed to pay to Lessor, any and all funds now or hereafter represented by the Certificates at such times and in such amounts as Lessor, in its sole discretion, shall determine for the purpose of applying the same to the payment of the Obligations pursuant to Section XI(b) of the Lease. Lessor may at any time and from time to time take any and all actions with respect to the Certificates (and the funds represented thereby) as authorized herein, by the terms of the Lease or by law, including (without limitation) exercising the rights of a secured party with respect to the Collateral.

     This Assignment is to remain in full force and effect until notice in writing is given to the Financial Institution by Lessor that such Assignment has been terminated, and until the Financial Institution receives such notice it is hereby authorized and directed to pay only to Lessor any funds now or hereafter represented by the Certificates. In making payment of such funds, the Financial Institution may conclusively rely upon the endorsement on the Certificates of any officer of Lessor, and under no circumstances shall the Financial Institution be required to determine whether any conditions of payment to Lessor have been satisfied.

     Lessor agrees to cause the Financial Institution and any successor thereto to execute the Acknowledgment in substantially the form attached hereto as Exhibit A.

Dated as of August 29, 1997.


                                   THE CONNECTICUT LIGHT AND POWER COMPANY
                                   Lessee
                                   By:/s/David R. McHale(SEAL)
                                   Name:David R. McHale
                                   Title:Assistant Treasurer
LESSOR ACCEPTS THE FOREGOING ASSIGNMENT AND AGREES TO REASSIGN TO THE LESSEE THE INTEREST ASSIGNED HEREIN UPON THE INDEFEASIBLE SATISFACTION IN FULL OF THE OBLIGATIONS.

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, FOR ITSELF AND AS
                                   AGENT FOR CERTAIN PARTICIPANTS
                                   By:/s/Dennis Grove(SEAL)
                                   Name:Dennis Grove
                                   Title:Credit Manager

                              ACKNOWLEDGMENT


     Receipt of the above Agreement and authorization and instruction to pay GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Lessor"), is hereby acknowledged and accepted; and for valuable consideration the undersigned agrees (1) not to offset against any such payment to Lessor any amount owed by any other person to the undersigned; (2) not to issue a replacement for the Certificates or otherwise to take any action with respect to the Certificates inconsistent with the security interest of Lessor without the express written consent of Lessor;
(3) to pay to Lessee, by wire transfer to such account as may be specified in writing by Lessee, by wire transfer to such account as may be specified in writing by Lessee, from time to time, all interest accruing with respect to the Certificates, unless and until Lessor provides written notice to us of the occurrence of an Event of Default, and (without the prior written consent of Lessor) not to pay to Lessee any other funds now or hereafter represented by the Certificates or to honor any instructions received from Lessee with respect to the Certificates; and (4) to pay to Lessor any and all funds now or hereafter represented by the Certificates upon demand by Lessor in accordance with the terms of the Certificates. Our records reflect no other assignment of the described Certificates. The present balance of all funds represented by the Certificates is $15,000,000.00.

     The undersigned agrees to provide a written computation of the interest payments made to Lessee hereunder not later than two (2) days after any such payment, such to be sent to: Ms. Donna Kramer, Northeast Utilities Service Company, P.O. Box 270, Hartford, Connecticut 06141-0270.

                                   KEYBANK NATIONAL ASSOCIATION
                                   Financial Institution




                                   By:/s/Gerald N. Scalzetto(SEAL)
                                   Name:Gerald N. Scalzetto
                                   Title:Vice President


               Schedule A to Collateral Assignment Agreement


Certificate of Deposit No. 20733150 in the original principal amount of $7,500,000.00; issue date: September 3, 1997; initial maturity date: March 3, 1998, term renewing per instruction of Lessor.

Certificate of Deposit No. 20733168 in the original principal amount of $7,500,000.00; issue date: September 3, 1997; initial maturity date: March 3, 1998, term renewing per instruction of Lessor.